CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                  PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                      ENERGY INCOME P-2 LIMITED PARTNERSHIP

       The undersigned General Partner hereby duly executes this Certificate of Limited Partnership of PaineWebber/ Geodyne Institutional/Pension Energy Income P-2 Limited Partnership (the "Partnership"), which is being filed with the Secretary of State of the State of Texas in accordance with the Texas Revised Limited Partnership Act.

       1.    The   name   of   the    Partnership    is    PaineWebber/Geodyne
Institutional/Pension Energy Income P-2 Limited Partnership.

       2. The address of the registered office of the Partnership is 1360 Post Oak Boulevard, Suite 1500, Houston, TX 77056, and the name of the registered agent whose business office address will be the same as the registered office address is Geodyne Properties, Inc.

       3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available is c/o Geodyne Properties, Inc., 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708.

       4. The name, the mailing address, and the street address of the business or residence of each general partner of the Partnership are as follows:

Name                            Mailing Address          Business Address
----                            ---------------          ----------------

Geodyne Properties, Inc.        320 S. Boston Ave.       320 S. Boston Ave.
                                The Mezzanine            The Mezzanine
                                Tulsa, OK 74103-3706     Tulsa, OK 74103-3706

       SIGNED on this 29th day of September, 1988.

                                     GENERAL PARTNER:

                                     GEODYNE PROPERTIES, INC., a
                                     Delaware corporation

                                     By:  /s/ Michael E. Luttrell
                                          --------------------------------
                                     Name:    Michael E. Luttrell
                                     Title:   Executive Vice President